UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2003 (July 29, 2003)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On July 29,2003, National HealthCare Corporation made its second quarter earnings announcement. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: July 30, 2003

Exhibit Index

Number	Exhibit

99	Press release, dated July 29, 2003

EXHIBIT 99

For release: July 29, 2003

Contact: Gerald Coggin, V.P. Investor Relations

Phone: (615) 890-2020

NHC reports second quarter earnings up 10.4%

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), today announced earnings for the quarter ended June 30 of $4,672,000 or 40 cents per basic share compared to $4,231,000 or 37 cents per basic share for the same period last year, an increase of 10.4%.

Revenues for the quarter were $116,016,000 versus $113,765,000 for the same period a year earlier.

For the six months ended June 30, net income was up to $8,095,000 compared to $7,318,000 for the same period last year, an increase of 10.6%. Earnings per share for the six months rose to 70 cents per basic share compared to 64 cents per basic share, an increase of 9.4%. Revenues for the six months ended June 30 climbed to $229,221,000 compared to $224,991,000 for the first six months of 2002.

Management estimates that the October 2002 Medicare rate cuts for skilled nursing centers and homecare services reduced our revenues by approximately $2,700,000 for the quarter ended June 30. These Medicare rate cuts were offset by Medicaid increases, improved census mix and improved census.

NHC provides services to 78 long-term health care centers with 9,584 beds. NHC also operates 32 homecare programs, seven independent living centers and assisted living centers at 21 locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company. In order to understand in all material respects the financial condition, results of operations and cash flows of NHC, the investor must review our most recent Form 10-Q quarterly report, Form 10-K annual report and press releases which are available on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.

-more-

NHC reports second quarter earnings up 10.4%

Condensed Statements of Income
(in thousands except share and per	Three Months Ended June	Six Months Ended June 30
	2003	2002	2003	2002
Revenues:
Net patient revenues	$104,682	$101,074	$205,846	$201,366
Other revenues	11,334	12,691	23,375	23,625
Net revenues	$116,016	$113,765	$229,221	$224,991

Costs and Expenses:
Salaries, wages and benefits	$62,496	$59,829	$123,898	$119,755
Other operating	31,707	32,609	63,805	61,682
Rent	10,418	10,362	20,799	20,756
Write-off of note receivable	---	---	---	2,760
Depreciation and	3,053	3,001	6,108	6,006
Interest	556	887	1,120	1,813
Total costs and	$108,230	$106,688	$215,730	$212,772

Income Before Income Taxes	7,786	7,077	13,491	12,219
Income Tax Provisions	(3,114)	(2,846)	(5,396)	(4,901)
Net Income	$4,672	$4,231	$8,095	$7,318

Earnings Per Share:
Basic	$.40	$.37	$.70	$.64
Diluted	$.39	$.35	$.67	$.61

Weighted average common shares
Basic	11,596,57	11,504,10	11,596,22	11,511,18
Diluted	12,070,07	11,970,70	12,064,05	11,962,76

Balance Sheet Data	June 30	Decembe
(in thousands)	2003	2002
Cash and marketable securities	$118,208	$104,038
Current assets	178,227	164,611
Total assets	322,721	305,575
Current liabilities	119,021	114,077
Long-term obligations	39,051	40,107
Deferred lease credits	6,644	7,043
Deferred income	26,245	23,457
Stockholder's capital	130,966	120,141